UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009 (November 30, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Payment on Series A Bonds

On November 30, 2009, Xfone, Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities Exchange Commission reporting that on December 1, 2009, it shall pay the holders of its Series A Bonds a total amount of NIS 10,000,000 in connection with the next payment of principal and interest due on the Bonds (the “Payment”). Upon the request and instructions of the Tel Aviv Stock Exchange (the “TASE”), the Payment shall be paid in two installments. The first installment in an amount of NIS 3,735,399.26, which constitutes the current interest payment of the Series A Bonds, shall be paid on December 1, 2009. The remaining portion, in the amount of NIS 6,264,600.74 shall be paid on account of the principal of the Series A Bonds, in accordance with the operating schedule to be published by the TASE, and is expected to be paid to the Bond holders within two days of December 1, 2009.

The above-mentioned portion of the principal represents 45.96% of the principal installment that was due on December 1, 2009.

Midroog Monitoring Report

Background

As previously disclosed on a Current Report on Form 8-K dated December 3, 2007, the Company had received a rating letter from Midroog Limited, an Israeli rating company which is a subsidiary of Moody’s Investor Services (“Midroog”), assigning a rating of A3 to a bond offering in Israel in connection with the Company’s financing of its acquisition of NTS Communications, Inc.

As previously disclosed on a Current Report on Form 8-K dated February 19, 2009, Midroog’s annual monitoring report filed with the TASE on February 19, 2009 reaffirmed the A3 rating of the bonds initially assigned on December 2, 2007, however, Midroog’s rating committee decided on a negative outlook on the rating of the bonds.

As previously disclosed on a Current Report on Form 8-K dated October 26, 2009, Midroog issued a monitoring report on October 26, 2009 downgrading the rating of the bonds from A3 to Baa1, and announcing that the negative outlook on the rating remains in effect.

Recent Development

On November 30, 2009, Midroog filed a monitoring report (the “Monitoring Report”) with the TASE announcing the inclusion of the rating of the bonds in its watch list with a negative outlook. According to the Monitoring Report, Midroog will examine the rating with respect to the Company’s ability to repay the full upcoming payment of principal and interest due on its Series A Bonds within 14 days from December 1, 2009. The rating will also be examined with respect to Midroog’s evaluation of the Company’s liquidity.

The inclusion of the rating in Midroog’s watch list occurred following the Company’s immediate report (the “Immediate Report”) filed with the Israel Securities Authority and the TASE on November 30, 2009,  in which the Company reported that it will pay on December 1, 2009 NIS 10,000,000 out of a payment of approximately NIS 17,400,000 due on December 1, 2009 with respect to the Bonds. In the Immediate Report, the Company also announced that it will pay the remainder of the amount on or before December 14, 2009.

The Hebrew version of the Monitoring Report is available on Midroog’s website at: http://www.midroog.co.il/siteFiles/13/463/5957.asp?val=406. The Monitoring Report is currently being translated to English, and the Registrant intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing an English version of the Monitoring Report when the translation is available.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: November 30, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director